Registration No. 333-190944

UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM S-1/A AMENDMENT NO. 2
TO THE
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORION FINANCIAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Wyoming	8742	45-4924646
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation)	Classification Code Number)	Number)

1739 Creekstone Circle

San Jose, CA 95133

Tel.: 408-691-0806

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, P.C.

101 Grovers Mill Road, 2nd Floor

Lawrenceville, New Jersey

Tel. No.: (609) 275-0400

Fax No.: (609) 275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,600,000		$1.10	(2)	$1,760,000
Common Stock, $0.001 par value per share	300,000		$1.10		$330,000
Total	1,900,000	(1)			2,090,000	$269.19	(3)

(1) This Registration Statement covers the sale of up to 1,900,000 shares of common stock, (1) 1,600,000 shares of common stock issuable to AGS Capital Group, LLC (“AGS”) pursuant to that certain investment agreement, which includes 200,000 shares issuable as Commitment Shares and (2) up to 300,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not listed or quoted on any exchange or quotation system. In accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $1.10 is an estimated price that may vary based upon the prevailing market prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

(3) The Company previously paid $21.83 of the total registration fee in connection with prior filings of this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 17, 2014

Orion Financial Group Incorporated

1,900,000 Shares of Common Stock

This prospectus relates to the resale of up to 1,900,000 shares of common stock of Orion Financial Group Incorporated (“We” or the “Company”), par value $0.001 per share, pursuant to two transactions: (1) the resale of up 1,600,000 shares issuable to AGS Capital Group, LLC (“AGS”) (the “AGS Shares”) pursuant to that certain investment agreement, which includes 200,000 shares issuable as Commitment Shares, whereby the investment agreement permits us to “advance” up to $25,000,000 in shares of our common stock to AGS over a period of up to thirty-six (36) months and (2) up to 300,000 shares of common stock previously issued to such selling shareholders (“Resale Shares”). We will not receive any proceeds from the resale of these shares of common stock. However, we will receive proceeds from the sale of securities pursuant to our exercise of the advance right offered by AGS. AGS is deemed an underwriter for our common stock.

Our shares of common stock are quoted on the OTC Bulletin Board (“OTCBB”), however, there is no established public trading market. There can be no assurance that a regular trading market will develop or that if developed, will be sustained.

The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Company is paying all of the registration expenses incurred in connection with the registration of the shares including for accounting fees and expenses. We will not pay any of the selling commissions, brokerage fees and related expenses.

Orion Financial Group, Inc. is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: _______, 2014

You should rely only on the information contained in this prospectus that we authorize to be distributed to you.  We have not authorized any other person to provide you with information different from that contained in this prospectus that we authorize to be distributed to you.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Third Party Data

This prospectus also contains estimates and other information concerning our industry, which are based on industry publications, surveys and forecasts, including those generated by us. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Please contact us if you have any specific questions. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Orion” “Company,” “we,” “us” and “our” refer to Orion Financial Group, Incorporated.

Overview

Orion Financial Group, Inc. (the “Company” or “Orion”) was incorporated in the State of Wyoming on March 26, 2012. Orion intends to provide strategic financial consulting services to companies requiring advice in the area of corporate growth strategies. Additionally, the Company intends to provide financing alternatives to executives that seek to purchase (buy-side), divest (sell-side), or recapitalize their public or private company. More specifically, the Company wants to facilitate consulting services across industry sectors to companies that have revenues between $2.5 million and $100 million.

Under the leadership of a seasoned management team, Orion intends to develop its consulting business segment, as well as identify and evaluate potential acquisitions that will allow the Company to provide better, all-around services.

The Company, its shareholders and related parties do not plan to be acquired or merge with another company or enter into a change of control or similar transaction.

We are not a blank check company. Rule 419 of Regulation C under the Securities Act of 1933 defines a “blank check company” as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and (ii) is issuing a penny stock.  Accordingly, we do not believe that our Company may be classified as a “blank check company” because we intend to engage in a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

Reserve Equity Financing Agreement with AGS

On July 29, 2013, we entered into a reserve equity financing agreement (the “AGS Agreement”) with AGS Capital Group, LLC, (“AGS”). Pursuant to the AGS Agreement, the Company has the right, but not the obligation, to issue $25,000,000 of the Company’s common stock to AGS over the course of 3 years. The Company has full control and discretion over the timing and amount of any shares that they sell to AGS.  For each advance, the Company may issue an amount of stock equal to $250,000. Such advance will not exceed more than 200% of the average daily trading volume for the previous 10 trading days. The purchase price of the shares shall be set at ninety-one percent (91%) of the lowest of the best closing bid prices of the stock during the fifteen consecutive weekday trading days immediately after the date on which the Company provides an advance notice. AGS is irrevocably bound to purchase all of the shares under the AGS Agreement. Upon receipt of an advance, AGS has the obligation to deliver the funds. AGS does not have any discretion on when to deliver the funds or if the funds are to be delivered at all. The Company, at its option, may select a safety net price for any specified advance, below which the Company will not sell shares to AGS under that advance in which case the maximum volume of shares advanced will be reduced pro-rata for any days the stock price trades below such safety net price. The Company shall transfer 200,000 shares of common stock to AGS on the first day that the Company's freely tradable, fully registered and unencumbered common stock becomes publicly traded. AGS’ obligations under the AGS Agreement are not transferable.

Also on July 29, 2013, the Company entered into a registration rights agreement with AGS (the “RRA,” and along with the Financing Agreement, the “Agreements”).  According to the RRA, the Company must file a registration statement on Form S-1, registering the shares of common stock which may be issued to AGS pursuant to the AGS Agreement within thirty (30) days of the date of the RRA (“Registration Statement”).

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The 1,600,000 shares to be registered herein represent 2% of the shares issued and outstanding, assuming that AGS will sell all of the shares offered for sale.

Financial Services Market

Orion will focus on providing consulting services to private and public businesses that are considering or are suitable targets in mergers and acquisitions transactions, are financially distressed, or desire access to capital markets. Orion’s target company will not be industry specific; however, efforts will be directed at client companies with the following attributes:

☐	Objective to sell, buy, or expand their business;

☐	Seeking recapitalization;

☐	Enterprise Value of $2 to $20 million;

☐	Profitably operational for at least 3 years;

☐	Cash flow positive through profitability;

☐	Auditable financials; and

☐	Strong management team.

Market Demographics

The development of the Company’s customer base and marketing efforts are based on the following statistics:

☐	The National Federation of Independent Business (NFIB) lists over 350,000 businesses as members. The Company will target these members as well as thousands of privately and publicly owned businesses that fit our target company profile and which are not members of NFIB.

☐	The U.S. Census Bureau, in its 2004 Economic Census, identifies over 25 million business firms in the U.S. Over 76.8% have no payroll, indicating most are self-employed persons operating unincorporated businesses. Of the remaining 5.9 million employer firms, over 99.7% are “small businesses” according to the U.S definition of less than 500 employees. In 2004, just 17,047 firms (0.28%) had more than 500 employees.[1]

1 Source: http://www.census.gov/epcd/www/smallbus.html

Market Needs

Based on an internal Company study of various industries, large numbers of baby boomers own businesses that have not planned for management succession. The Company will target these businesses as suitable candidates for strategic acquisitions.

Similarly, a large percentage of public corporations in the lower and mid-cap classifications are actively looking for suitable, qualified merger and acquisition candidates in the private sectors. Many small public companies often do not have a full time acquisition department to conduct comprehensive vetting of candidate companies. The cost of being public has overwhelmed many small companies. Accordingly, Orion intends to provide services to these companies to meet company-specific objective.

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Services

The Company intends to establish business relations throughout various industries that will allow the Company to provide the following services: (1) corporate financial consulting, (2) mergers and acquisitions assistance, and (3) due diligence resources.

☐	Corporate Financial Consulting – Full-service, extensive corporate financial consulting that focuses on micro-cap and small cap private and public companies. The Company’s services are based on its management’s extensive experience in a variety of sectors.
☐	Mergers and Acquisitions Advisory Services – Introduction to short and long-term financing options. Utilization of the Company’s extensive professional network to bring together buyers and sellers to execute transactions.
☐	Due Diligence Resources – Full documentation, due diligence, evaluation, and formation of integrated business plan to facilitate investment interest in the public and private markets.

Growth Strategy

Orion plans to expand its consulting services by utilizing a broad marketing strategy as well as looking into strategic acquisitions or joint ventures that will enable the Company to offer clients better products.

Competition

There are numerous companies offering services similar to what we provide in every geographic region of the United States. The companies providing these similar services vary from small, mid-sized and large operations. The larger, more established service providers can attain the best clients in terms of highest paying engagements. Though we are a smaller company at this stage, we intend to compete against small to mid-size firms.

Penny Stock

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

Our shares are considered penny stock under the Securities and Exchange Act of 1934.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

☐	Contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading.
☐	Contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended.
☐	Contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price.

☐	Contains a toll-free telephone number for inquiries on disciplinary actions.
☐	Defines significant terms in the disclosure document or in the conduct of trading penny stocks.
☐	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

☐	The bid and offer quotations for the penny stock.
☐	The compensation of the broker-dealer and its salesperson in the transaction.
☐	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock.
☐	Monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

Development Stage Company Status

Based on our financial history since inception, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated very little revenue and have limited tangible assets. Our company has a limited operating history and must be considered in the development stage. Since inception, the net cash used by operating activities was $(171,876) since inception through March 31, 2013 which was primarily attributable to the operating loss. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to on a profitable basis. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We have not made a decision whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

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 Where You Can Find Us

Our principal executive office is located at 1739 Creekstone Circle, San Jose, CA 95133 and our telephone number is 408-691-0806. Our website is www.orionfinancialgroupinc.com.

The Offering

Common stock offered	1,600,000 shares of common stock.

Common stock outstanding before the offering	79,651,305 common shares (1)

Common stock outstanding after the offering	81,251,305 common shares assuming all shares offered have been issued and sold.

Terms of the Offering	1,600,000 shares at $1.10 per share

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the AGS Agreement. The proceeds received under the AGS Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

(1)    Based on 79,651,305 shares of common stock outstanding as of June 6, 2014.

The Resale

Common stock offered	300,000 shares of common stock.

Common stock outstanding before the offering	79,651,305 common shares (1)

Common stock outstanding after the offering	79,651,305 common shares assuming all shares offered have been issued and sold.

Terms of the Offering	300,000 shares at $1.10 per share

Use of proceeds	All of the Resale Shares, if and when sold, are being offered and sold by the Selling Shareholders or their pledgees, donees, transferees or other successors in interest. We will not receive any proceeds from those sales.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

(1)     Based on 79,651,305 shares of common stock outstanding as of June 6, 2014.

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RISK FACTORS

The shares of our common stock being offered for sale are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

The following factors raise substantial doubt regarding the ability of our business to continue as a going concern: (i) the losses we incurred since our inception; (ii) our lack of operating revenues since inception through the date of this Report; and (iii) our dependence on the sale of equity securities to continue in operation. We have signed that certain investment agreement with AGS for up to $25,000,000 through sales of our Common Stock. We therefore expect to incur significant losses in the foreseeable future. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to curtail or cease our operations. If this happens, you could lose all or part of your investment.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

·	Develop effective business plan;

·	Meet customer standard;

·	Attain customer loyalty;

·	Develop and upgrade our service;

Our future will depend on our ability to bring our service to the market place, which requires careful planning of providing a product that meets customer standards without incurring unnecessary cost and expense.

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WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot give any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE HAVE NOT DEVOTED ANY SIGNIFICANT RESOURCES TOWARDS THE MARKETING AND SALE OF OUR PRODUCTS, WE EXPECT TO FACE INTENSE COMPETITION IN THE MARKETS IN WHICH WE DO BUSINESS, AND EXPECT TO RELY, TO A SIGNIFICANT EXTENT, ON THE MARKETING AND SALES EFFORTS OF THIRD PARTIES THAT WE DO NOT CONTROL.

We expect that the marketing and sale of our services will be conducted by a combination of independent representatives and third-party strategic partners. Consequently, success of our services will be dependent largely on the efforts of others. We intend to enter into additional strategic marketing agreements or other collaborative relationships to market and sell our services. However, we may not be able to identify or establish appropriate relationships in the future. Even if we enter into these types of relationships, we cannot assure you that the entities with which we form relationships will focus adequate resources on selling our services or will be successful in selling them.

We will face intense competition in the markets for our services. We will compete directly with currently available services, some of which may be less expensive. The companies that sell these services may have established relationships and more name-brand recognition in the market than we do. In addition, some of those companies may have significantly greater financial, marketing, and other resources.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Some of our executive officers lack public company experience, which could impair our ability to comply with legal and regulatory requirements. Because we don’t have any independent directors with audit experience it would be difficult to meet such requirements as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose the ability to publically trade your entire investment in our company.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR EXECUTIVE OFFICERS AND DIRECTORS HAVE SIGNIFICANT SHAREHOLDINGS, WHICH MAY LEAD TO CONFLICTS WITH OTHER SHAREHOLDERS OVER ALL CORPORATE VOTES AND CONTROL THE COMPANY'S DIRECTION.

Our directors and officers, as a group, beneficially own or control approximately 90% of our outstanding common stock. Acting together, these shareholders would be able to significantly influence all matters that our shareholders vote upon, including the election of directors, mergers or other business combinations and matters. As such, they would be able to control the operations and the direction of the Company with very little outside influence.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Wyoming law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

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We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $1.10 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

Since our inception, we have relied on sales of our Common Stock and warrants to fund our operations. We have signed that certain investment agreement with AGS for up to $25,000,000. Such agreement grants the investor the ability to buy a substantial number of shares of Common Stock in a series of private placement transactions at a price that is at a discount to the market price. We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake.  If Common Stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders.  We anticipate continuing to rely on equity sales of our Common Stock in order to fund our business operations.  If we issue additional stock, investors' percentage interests in us will be diluted.  The result of this could reduce the value of current investors' stock.

We are currently authorized to issue an aggregate of 255,000,000 shares of capital stock consisting of 250,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock will be quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

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Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

Our shares of Common Stock are quoted on the OTCBB, however, there is no established public trading market. There can be no assurance that a regular trading market will develop or that if developed, will be sustained.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement (which disappears after one year). Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements

AGS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The Common Stock to be issued to AGS pursuant to the AGS Agreement will be purchased at a 9% discount to the lowest variable weighted average price of our Common Stock during the fifteen (15) consecutive trading days immediately after AGS receives our notice of sale.  AGS has a financial incentive to sell our Common Stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If AGS sells the shares, the price of our Common Stock could decrease.  If our stock price decreases, AGS may have a further incentive to sell the shares of our Common Stock that it holds.  These sales may have a further impact on our stock price.

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO THE AGS AGREEMENT.

Pursuant to the AGS Agreement, when we deem it necessary, we may raise capital through the private sale of our Common Stock to AGS at a price equal to a discount to the lowest volume weighted average price of the common stock for the fifteen (15) consecutive trading days after AGS receives our notice of sale. Because the put price is lower than the prevailing market price of our Common Stock, to the extent that the put right is exercised, your ownership interest may be diluted.

WE ARE REGISTERING AN AGGREGATE OF 1,600,000 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE AGS AGREEMENT. THE SALES OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 1,600,000 shares of Common Stock under the registration statement of which this prospectus is a part, pursuant to the AGS Agreement. Notwithstanding AGS’ ownership limitation, the 1,600,000 shares would represent approximately 2% of our shares of Common Stock outstanding immediately after our exercise of the put right under the AGS Agreement. The sale of these shares into the public market by AGS could depress the market price of our Common Stock.

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WE MAY NOT HAVE ACCESS TO THE FULL AMOUNT AVAILABLE UNDER THE AGS AGREEMENT.

Our ability to draw down funds and sell shares under the AGS Agreement requires that this resale registration statement be declared effective and continue to be effective.  This registration statement registers the resale of 1,600,000 shares issuable under the AGS Agreement, and our ability to sell any remaining shares issuable under the AGS Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell all of the shares of Common Stock to AGS under the AGS Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the AGS Agreement to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to AGS. Accordingly, because our ability to draw down any amounts under the AGS Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $25,000,000 under the AGS Agreement.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the AGS Agreement, and as such, AGS may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing shareholders.

AGS has agreed, subject to certain exceptions listed in the AGS Agreement, to refrain from holding an amount of shares which would result in AGS or its affiliates owning more than 4.99% of the then-outstanding shares of our Common Stock at any one time. These restrictions, however, do not prevent AGS from selling shares of Common Stock received in connection with an advance, and then receiving additional shares of Common Stock in connection with a subsequent advance.  In this way, AGS could sell more than 4.99% of the outstanding Common Stock in a relatively short time frame while never holding more than 4.99% at one time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

Third Party Data

This prospectus also contains estimates and other information concerning our industry, which are based on industry publications, surveys and forecasts, including those generated by us. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Please contact us if you have any specific questions. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. However, we will receive proceeds from the sale of securities pursuant to the AGS Agreement. The proceeds received from any “Advances” tendered to AGS under the AGS Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company. All of the net proceeds from the sale of the Resale Shares will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.”

DETERMINATION OF OFFERING PRICE

Since our common stock does not have an established public trading market, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The price per share of some of the initial investors is lower than that of the current offering because the risk level is higher for initial investors.

Although our common stock is quoted on the OTCBB, there can be no assurance that a public trading market will develop or will be sustained.

DILUTION

The following information is based upon the Company’s balance sheet as filed in the Company’s Form 10-Q on May 27, 2014, for the period ended March 31, 2014, the net tangible book value of the Company’s assets as of March 31, 2014 is $(32,476).

“Dilution” as used herein represents the difference between the offering price per share of shares offered hereby and the net tangible book value per share of the Company’s common stock after completion of the offering. Dilution in the offering is primarily due to the losses previously recognized by the Company.

The net book value of the Company at March 31, 2014 was $(32,476) or $(.00041) per share. Net tangible book value represents the amount of total tangible assets less total liabilities. Assuming that 1,600,000 of the shares offered hereby were purchased by investors (a fact of which there can be no assurance) as of March 31, 2014, the then outstanding 79,651,305 shares of common stock, which would constitute all of the issued and outstanding equity capital of the Company, would have a net tangible book value $1,727,524 (before deducting commissions and offering expenses) or approximately $.0022 per share.

For the AGS Shares, at an assumed purchase price of $1.10 we will be required to issue an aggregate of 22,727,2728 shares of common stock, if the full amount of $25,000,000 is exercised pursuant to the AGS Agreement. This amount is in excess of the one-third maximum of non-affiliate public float allowed to be issued.

Assuming a 50% decrease to the purchase price of $1.10 we will be required to issue an aggregate of 45,454,545shares of common stock, if the full amount of $25,000,000 is exercised pursuant to the AGS Agreement. This amount is in excess of a) our authorized number of shares and b) the one-third maximum of non-affiliate public float allowed to be issued.

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Assuming a 75% decrease to the purchase price of $1.10 we will be required to issue an aggregate of 90,909,092 shares of common stock, if the full amount of $25,000,000 is exercised pursuant to the AGS Agreement. This amount is in excess of a) our authorized number of shares and b) the one-third maximum of non-affiliate public float allowed to be issued.

The dilution associated with the offering and each of the above scenarios is as follows:

	Offering	22,727,273 shares issued	45,454,545 shares issued	90,909,092 shares issued
Offering price	$1.10	$1.10	$.55	$.275
Net Tangible Book Value Before Offering (per share)	$(.00041)	$(.00041)	$(.00041)	$(.00041)
Net Tangible Book Value After Offering (per share)	$.31	$1.10	.55	$.27
Dilution per share to Investors	$0	$0.00	$0.00	$0.00
Dilution percentage to Investors	0%	0%	0%	0%

*These scenarios would require an increase to the authorized shares, which is accomplished by a majority shareholder vote and proxy.

SELLING STOCKHOLDERS

We are registering for resale shares of our common stock that are issued and outstanding held by the selling stockholders identified below. We are registering the shares to permit the selling stockholders to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” As of the date of this Prospectus, there are 79,651,305 shares of common stock issued and outstanding.

The following table sets forth:

•	the name of the selling stockholder,
•	the number of shares of our common stock that the selling stockholder beneficially owned prior to the offering for resale of the shares under this Prospectus,
•	the maximum number of shares of our common stock that may be offered for resale for the account of the selling stockholder under this Prospectus, and
•	the number and percentage of shares of our common stock to be beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder).

The selling stockholders have never served as an officer or director or any of its predecessors or affiliates within the last three years, nor have the selling stockholders had a material relationship with us. The selling stockholders are neither a broker-dealer nor an affiliate of a broker-dealer. The selling stockholders did not have any agreement or understanding, directly or indirectly, to distribute any of the shares being registered at the time of purchase.

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The selling stockholders may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale. The selling stockholder is under no obligation, however, to sell any shares pursuant to this Prospectus.

			Number of
			Shares of
	Shares of	Maximum	Common
	Common Stock	Number of	Stock
	Beneficially	Shares of	Beneficially	Percent
	Owned prior to	Common Stock	Owned after	Ownership
Name	Offering (1)	to be Offered	Offering	after Offering

AGS Capital Group, LLC (2)	0	1,600,000	0	0%
ALAN J. MENCIN	0	10,000	0	0%
ALLAN R. DREDGE & CAROLINE M. LAGORIO	0	10,000	0	0%
BARRY DUKE & BARBARA DUKE	0	10,000	0	0%
CATHERINE A. MENCIN	0	10,000	0	0%
DAVID A. CARLSON & DIANA L. CARLSON	0	10,000	0	0%
DAVID HO	0	10,000	0	0%
DOUGLAS A. WILLIAMS	0	10,000	0	0%
DOUGLAS BEBB	0	10,000	0	0%
ERIN CAMPBELL	0	10,000	0	0%
GEORGE E. RICHARDSON JR.	0	10,000	0	0%
JANET R. THORNTON	0	10,000	0	0%
JEFFERY DENNING	0	10,000	0	0%
JORDAN M. BIANCO	0	10,000	0	0%
JUAN F. CASIAS & JENNIFER C. CASIAS	0	10,000	0	0%
JUSTIN DUKE	0	10,000	0	0%
LINETTE S. HART & BRYAN J. HART	0	10,000	0	0%
SUSAN BOSTWICK	0	10,000	0	0%
MARLENE DUPLISEA	0	10,000	0	0%
NILO CASTILLO	0	10,000	0	0%
PAUL BECKER	0	10,000	0	0%
RAFAEL E. LOPERENA	0	10,000	0	0%
ROBERT PATTERSON & DENISE PATTERSON	0	10,000	0	0%
SANDRA L. BURGESS	0	10,000	0	0%
SCHWARTZ, LLLP	0	10,000	0	0%
SHARON E. ANDERSON & DAVID N. ANDERSON	0	10,000	0	0%
THE LOGIE LIVING TRUST DTD 4/12/91	0	10,000	0	0%
TODD MATTHEW DRUAR	0	10,000	0	0%
TIMOTHY J.LEINGANG	0	10,000	0	0%
MICHAEL WELCH	0	10,000	0	0%
MARTHA MASON	0	10,000	0	0%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)	Includes 1,600,000 shares issuable to AGS pursuant to the AGS Agreement and 300,000 shares of common stock previously issued to such selling shareholders. Allen Silberstein has the voting and dispositive power over the shares owned by AGS.

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PLAN OF DISTRIBUTION

AGS Shares

Pursuant to the terms of the AGS Agreement, AGS committed to purchase up to $25,000,000 of our common stock over a period of up to thirty-six (36) months. From time to time during the thirty-six (36) months period commencing from the effectiveness of the registration statement, we may deliver an advance notice to AGS which states the dollar amount that we intend to sell to AGS on a date specified in the put notice. The maximum investment amount per notice shall be no more than Two Million, Two Hundred and Seventy Two Thousand, Two Hundred Seventy Two dollars ($2,727,272), provided that the number of shares issues shall not exceed two hundred percent (200%) of the average daily volume of the common stock for the fifteen (15) consecutive trading days immediately after the date of the applicable advance notice. The purchase price per share to be paid by AGS shall be calculated at a nine percent (9%) discount to the lowest volume weighted average price of the common stock as reported by Bloomberg, L.P. during the fifteen (15) consecutive trading days immediately after the receipt by AGS of the advance notice. We have reserved 1,600,000 shares of our common stock for issuance under the AGS Agreement.

In connection with the AGS Agreement, we also entered into a registration rights agreement with AGS, pursuant to which we are obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering shares of our common stock underlying the AGS Agreement within 30 days after the closing of the transaction. In addition, we are obligated to use all reasonable efforts to have the registration statement declared effective by the SEC and maintain the effectiveness of such registration statement until termination of the AGS Agreement. The Company may have to file subsequent registration statements to register the shares underlying the balance of the AGS Agreement. The Company may not put shares to AGS if the shares are not covered by this prospectus.

At an assumed purchase price of $1.10 we will be able to receive up to $1,540,000 in gross proceeds, assuming the sale of the entire 1,600,000 shares being registered minus the 200,000 Commitment Shares pursuant to the AGS Agreement. Accordingly, we would be required to register 21,327,273 additional shares to obtain the balance of $25,000,000 under the AGS Agreement. We are currently authorized to issue 250,000,000 shares of our common stock. We may be required to increase our authorized shares in order to receive the entire purchase price. AGS has agreed to refrain from holding an amount of shares which would result in AGS owning more than 4.99% of the then-outstanding shares of our common stock at any one time.  The 4.99% threshold shall be enforced by the Company receiving a representation from AGS that the advance will not result in AGS owning more than 4.99% of the then-outstanding shares of common stock and the Company will review and confirm AGS’ holdings with the Company’s transfer agent.

The selling stockholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales after this registration statement becomes effective;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

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The selling stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholder shall acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If the selling stockholder uses this Prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder.

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, AGS is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed AGS that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised AGS of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Pursuant to the AGS Agreement, AGS shall not sell stock short, either directly or indirectly through its affiliates, principals or advisors, our common stock during the term of the agreement.

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Resale Shares

The selling security holders may sell some or all of their shares at a fixed price of $0.001 per share for the duration of the offering. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. Sales by selling security holder must be made at the fixed price of $0.001 for the duration of the offering. The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act, and as such, are subject to the prospectus delivery requirements of the Securities Act.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who are deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

 In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

19

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 255,000,000 shares of capital stock, of which 250,000,000 shares are common stock, $0.001 par value per share and 5,000,000 are preferred shares.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share. Currently, we have 79,651,305 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such class or series and the qualifications, limitations and restrictions thereof, including dividend rights, conversion rights, voting rights, sinking-fund provisions, terms of redemption, liquidation preferences, preemption rights, and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and could have the effect of delaying, deferring or preventing a change in control of us.

Series A Preferred Stock

On April 30, 2014, we filed a certificate of designations of preferences, rights and limitations of Series A Preferred Stock with the Secretary of State of the State of Nevada and the number of shares so designated is nine (9), par value $0.001 and issued to the management team. The Series A Preferred Stock will collectively have voting rights equal to eighty percent (80%) of the total current issued and outstanding shares of common stock. If at least one shares of Series A Preferred Stock is outstanding, the aggregate shares of Series A Preferred Stock shall be convertible to a number of shares of common stock equal to four times the sum of the total number of shares of common stock issued and outstanding at the time of conversion. This effectively provides the holders of the Series A Preferred Stock voting control on all matters presented to the shareholders of the Company.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStocktransfer, LLC. The transfer agent’s address is 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 and its telephone number is 212-828-8436.

20

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman, Lakind, Blumstein & Blader, P.C. located at 101 Grovers Mill Road, 2nd Floor, Lawrenceville, NJ 08648 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements as of December 31, 2013 included in this prospectus and the registration statement have been audited by MaloneBailey, LLP, 9801 Westheimer Road, Ste 1100, Houston, Texas, 77042, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

Orion Financial Group, Inc. (the “Company” or “Orion”) was incorporated in the State of Wyoming on March 26, 2012. Orion intends to provide strategic financial consulting services to companies requiring advice in the area of corporate growth strategies. Additionally, the Company wants to facilitate financing alternatives to executives that seek to purchase (buy-side), divest (sell-side), or recapitalize their public or private company. More specifically, the Company intends to provide consulting services across industry sectors to companies that have revenues between $2.5 million and $100 million.

Under the leadership of a seasoned management team, Orion intends to develop its consulting business segment, as well as, identify and evaluate potential acquisitions that will allow the Company to provide better all-around support. Orion has begun to invest time and resources in the development of its services and products, which involves management’s determination as to what sector or client the Company should target with marketing materials in anticipation of providing its consulting services.

We are not a blank check company.  Rule 419 of Regulation C under the Securities Act of 1933 defines a “blank check company” as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and (ii) is issuing a penny stock.  Accordingly, we do not believe that our Company may be classified as a “blank check company” because we intend to engage in a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

Industry Overview

Orion seeks to offer its services to clients across North America. The Company seeks to identify viable engagements in various industries including manufacturing, distribution, energy, logistics, hospitality, air cargo, design & build, architecture & design, food production, viticulture, and aviation support services in states, and provinces across North America.  In each case, the target company’s owners or current management team are faced with major corporate development challenges that may prevent them from ascending to the next level of business operations or inhibit strategic acquisitions or divestitures of corporate assets.

21

Financial Services Market

Orion is focused on providing consulting services to private and public businesses that have the following characteristics: suitable mergers and acquisitions candidate, financially distressed entity, or desire access to capital markets. Orion’s target company will not be industry specific; however, efforts will be directed at companies with the following attributes:

☐	Objective to sell, buy, or expand their business;

☐	Seeking recapitalization;

☐	Enterprise Value of $2 to $20 million;

☐	Profitably operational for at least 3 years;

☐	Cash flow positive through profitability;

☐	Auditable financials; and

☐	Strong management team.

Market Demographics

In developing its customer base and in focusing its marketing efforts, it is important to note the following statistics:

☐	The National Federation of Independent Business (NFIB) lists over 350,000 businesses as members. The Company will target these members as well as thousands of privately and publicly owned businesses that fit our target company profile and which are not members of NFIB.

☐	The U.S. Census Bureau, in its 2004 Economic Census, identifies over 25 million business firms in the U.S. Over 76.8% have no payroll, indicating most are self-employed persons operating unincorporated businesses. Of the remaining 5.9 million employer firms, over 99.7% are “small businesses” according to the U.S definition of less than 500 employees. In 2004, just 17,047 firms (0.28%) had more than 500 employees.[2]

We conducted a market analysis to determine how our services would be paired with the demands from potential clients.

2 Source: http://www.census.gov/epcd/www/smallbus.html

22

Market Needs

Large numbers of baby boomers own businesses that have not planned for management succession. The Company will target these businesses as suitable candidates for strategic acquisitions.

Similarly, a large percentage of public corporations in the lower and mid-cap classifications are actively looking for suitable, qualified merger and acquisition candidates in the private sectors. Many small public companies often do not have a full time acquisition department to conduct comprehensive vetting of candidate companies. The cost of being public overwhelms many small companies. Accordingly, Orion intends to provide services to these companies to meet company-specific objectives.

Services

The Company intends to establish business relations throughout various industries that will allow the Company to provide the following services: (1) corporate financial consulting (2) mergers and acquisitions assistance (3) due diligence resources.

☐	Corporate Financial Consulting - Full-service, extensive corporate financial consulting that focuses on micro-cap and small cap private and public companies. The Company’s services are based on its management’s extensive experience in a variety of sectors.
☐	Mergers and Acquisitions Advisory Services - Introduction to short and long-term financing options. Utilization of the Company’s extensive professional network to bring together buyers and sellers to execute transactions.
☐	Due Diligence Resources - Full documentation, due diligence, evaluation, and formation of integrated business plan to facilitate investment interest in the public and private markets.

Growth Strategy

Orion plans to expand its consulting services by utilizing a broad marketing strategy as well as looking into strategic acquisitions or joint ventures that will enable the Company to offer clients better products. We will attempt to have strategic alliances to leverage our position as a new player in the financial industry. These partnerships will encompass relationships with more established companies in our space that will enable us to pursue our corporate objectives.

Competition

There are numerous companies offering services similar to what we provide in every geographic region of the United States. The companies providing these similar services vary from small, mid-sized and large operations. The larger, more established service providers can attain the best clients in terms of highest paying engagements. We are a smaller company at this stage. Accordingly, we intend to compete against small to mid-size firms within the small-cap company space by providing exceptional services at affordable prices.

23

DESCRIPTION OF PROPERTY

Our principal executive office is located at 1739 Creekstone Circle San Jose, CA 95133 and our telephone number is 408-691-0806.  We use this property free of charge.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We received approval for quotation of our common stock on the OTCBB on May 31, 2013 and were given the symbol “ORFN”. However, as of the date hereof, no public market has materialized.

Holders of Capital Stock

As of the date of this registration statement, we had 55 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We currently have not issued any stock options.

24

INDEX TO FINANCIAL STATEMENTS

ORION FINANCIAL GROUP, INC.

(a development stage company)

25

Orion Financial Group, Inc.

(a development stage company)

Balance Sheets

(Unaudited)

	March 31,	December 31,
	2014	2013

Assets
Current assets:
Cash and cash equivalents	$20,691	$40

Total assets	$20,691	$40

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$15,000	$15,000
Due to related party	16,417	11,417
Loan payable to shareholder	21,750	3,750
Total current liabilities	53,167	30,167

Total liabilities	53,167	30,167

Stockholders’ equity (deficit):
Common stock, $0.001 par value, 250,000,000 shares authorized 63,448,395 and 62,128,395 shares outstanding as of March 31, 2014 and December 31, 2013, respectively	63,448	62,128
Additional paid-in capital	107,369	80,689
Deficit accumulated during development stage	(203,293)	(172,944)

Total stockholders’ equity (deficit)	(32,476)	(30,127)

Total liabilities and stockholders’ equity (deficit)	$20,691	$40

The accompanying notes are an integral part of these  financial statements.

26

Orion Financial Group, Inc.

(a development stage company)

Statements of Operations

(Unaudited)

	3 Months ended	3 Months ended	For the period from March 26, 2012 (inception) through
	March 31, 2014	March 31, 2014	March 31, 2014

Operating expenses:
General and administrative expenses	$30,349	$19,424	$203,293

Net loss	$(30,349)	$(19,424)	$(203,293)

Basic and diluted loss per share	$(0.00)	$(0.00)

Basic and diluted weighted average common shares outstanding	63,448,395	58,920,417

The accompanying notes are an integral part of these financial statements.

27

Orion Financial Group, Inc.

(a development stage company)

Statements of Cash Flows

(Unaudited)

	For the three Months ended	For the three Months ended	For the period from March 26, 2012 (inception) through
	March 31, 2014	March 31, 2013	March 31, 2014

Cash flows from operating activities:
Net loss	$(30,349)	$(19,424)	$(203,293)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	-	-	15,000
Accounts payable- related party	5,000	-	16,417
Net cash used in operating activities	(25,349)	(19,424)	(171,876)

Cash flows from financing activities:
Proceeds from stock issuance	28,000	20,000	170,717
Loan from shareholder	18,000	-	21,750
Contributed capital	-	-	100

Net cash provided by financing activities	46,000	20,000	192,567

Net increase in cash and cash equivalents	20,651	576	20,691

Cash and cash equivalents - beginning	40	12,151	-

Cash and cash equivalents - ending	$20,691	$12,727	$20,691

The accompanying notes are an integral part of these unaudited financial statements.

28

Note 1 - Organization And Nature of Business

Orion Financial Group Inc. (the “Company”) was incorporated in the state of Wyoming on March 26, 2012 with an authorized capital of 100,000,000 shares of common stock, par value of $0.001 per share. The authorized capital was increased to 255,000,000, of which 250,000,000 is common stock and 5,000,000 is Preferred Stock. The Company’s principal operations are located in San Jose, CA. The Company is a strategic financial consulting firm providing services to companies requiring cutting-edge advice in the area of corporate growth strategies. The Company provides financing alternatives to experienced executives that seek to purchase (buy-side) divest (sell-side) or recapitalize their public or private company. The Company has selected December 31 as its fiscal year end.

Note 2 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Orion Financial Group, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto for the period from March 26, 2012 (inception through December 31, 2013 contained in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 28, 2014. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the interim financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the period from March 26, 2012 (inception) through December 31, 2013 as reported in the Company’s Form 10-K have been omitted.

Note 3 – Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company does not have sufficient working capital for its planned activities, which raises substantial doubt about its ability to continue as a going concern. The Company has not established any source of revenue to cover its operating costs. If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 4 – Equity

During the quarter ended March 31, 2014, the company issued 1,320,000 common shares for proceeds of $28,000.

Note 5 – Related party transactions

During the quarter ended March 31, 2014, fees of $12,600 for consulting services were paid to our CEO. As of March 31, 2014, $16,417 was due to related parties for services and expenses paid on behalf of the Company and another $21,750 was due to a shareholder for demand loans of which $18,000 was borrowed in the three months ended March 31, 2014.

Note 6 – Subsequent Events

In April/May 2014, the Company issued 15,202,910 shares to investors for $5,110 at a price of $0.0003 per share.

29

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

 Orion Financial Group Inc.

 (A Development Stage Company)

San Jose, California

We have audited the accompanying balance sheets of Orion Financial Group, Inc. (a development stage company) (the “Company”) as of December 31, 2013 and 2012 and the related statements of expenses, changes in stockholders’ equity, and cash flows for the year ended December 31, 2013 and for the period from March 26, 2012 (inception) through December 31, 2012 and December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the year ended December 31, 2013 and for the period from March 26, 2012 (inception) through December 31, 2012 and December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 3.The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

MALONEBAILEY, LLP

www.malone-bailey.com

Houston, Texas

March 26, 2014

30

ORION FINANCIAL GROUP INC.

(A Development Stage Company)

Balance Sheet

	December 31,	December 31,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$40	$12,151

Total assets	$40	$12,151

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$15,000	$-
Due to related party	11,417
Loan payable to shareholder	3,750
Total current liabilities	30,167	-

Total liabilities	30,167	-

Stockholders’ equity (deficit):
Common stock, $0.001 par value, 250,000,000 shares authorized
62,128,395 and 57,538,395 shares outstanding as of December 31, 2013 and December 31, 2012, respectively	62,128	57,538
Additional paid-in capital	80,689	28,892
Deficit accumulated during development stage	(172,944)	(74,279)

Total stockholders’ equity (deficit)	(30,127)	12,151

Total liabilities and stockholders’ equity (deficit)	$40	$12,151

The accompanying notes are an integral part of these financial statements.

31

ORION FINANCIAL GROUP INC.

(A Development Stage Company)

Statement of Operations

		For the period from March 26, 2012 (inception) through	For the period from March 26, 2012 (inception) through
	December 31, 2013	December 31, 2012	December 31, 2013

Operating expenses:
General and administrative expenses	$98,665	$74,279	$172,944

Net loss	$(98,665)	$(74,279)	$(172,944

Basic and diluted loss per share	$(0.00)	$(0.01)

Basic and diluted weighted average common
shares outstanding	60,097,924	13,113,032

The accompanying notes are an integral part of these financial statements.

32

ORION FINANCIAL GROUP INC.

(A Development Stage Company)

Statement of Changes in Stockholders’ Equity (Deficit)

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid-in	Development	Stockholders’
	Shares	Value	Capital	Stage	Equity (Deficit)

Balance at the date of inception on March 26, 2012	-	$-	$	$-	$-

Contributed Capital	-	-	100	-	100

Founders’ shares	56,164,350	56,164	(56,164)	-	-

Shares issued for cash	1,374,045	1,374	84,956	-	86,330

Net loss	-	-	-	(74,279)	(74,279)

Balance at December 31, 2012	57,538,395	$57,538	$28,892	$(74,279)	$12,151

Shares issued for cash	4,590,000	4,590	51,797		56,387

Net loss				(98,665)	(98,665)

Balance at December 31, 2013	62,128,395	62,128	80,689	(172,944)	(30,127)

The accompanying notes are an integral part of these financial statements.

33

ORION FINANCIAL GROUP INC.

(A Development Stage Company)

Statement of Cash Flows

	For the twelve months ended	For the period from March 26, 2012 (inception) through	For the period from March 26, 2012 (inception) through
	December 31, 2013	December 31, 2012	December 31, 2013

Cash flows from operating activities:
Net loss	$(98,665)	$(74,279)	$(172,944)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	15,000	-	15,000
Accounts payable- related party	11,417	-	11,417
Net cash used in operating activities	(72,248)	(74,279)	(146,527)

Cash flows from financing activities:
Proceeds from stock issuance	56,387	86,330	142,717
Borrowings on debt	3,750		3,750
Contributed capital	-	100	100

Net cash provided by financing activities	60,137	86,430	146,567

Net increase in cash and cash equivalents	(12,111)	12,151	40

Cash and cash equivalents - beginning	12,151	-	-

Cash and cash equivalents - ending	$40	$12,151	$40

The accompanying notes are an integral part of these financial statements

34

ORION FINANCIAL GROUP INC.

(A Development Stage Company)

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Orion Financial Group Inc. (the “Company”) was incorporated in the state of Wyoming on March 26, 2012 with an authorized capital of 100,000,000 shares, which was subsequently increased to 250,000,000 shares of common stock, par value of $0.001 per share. The Company’s principal operations are located in San Jose, CA. The Company is a strategic merchant-banking firm providing services to companies requiring cutting-edge advice in the area of corporate growth strategies. The Company provides financing alternatives to experienced executives that seek to purchase (buy-side) divest (sell-side) or recapitalize their public or private company. The Company has selected December 31 as its fiscal year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States.

DEVELOPMENT STAGE COMPANY

The Company is currently a development stage enterprise reporting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915. Those standards require the Company to disclose its activities since the date of inception.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

EARNINGS PER SHARE

The Company computes net earnings per share in accordance with ASC 260 "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

35

INCOME TAXES

The Company accounts for income taxes using the asset and liability approach.   Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant effect on its financial statements.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.

NOTE 4 - EQUITY

In July 2012, the Company issued 56,164,350 founder shares determined to have a deminimis value given the company’s lack of assets and operations.

In August 2012, the Company issued 1,044,045 shares to an investor for $86,000 at a price of $0.082 per share.

Also during August and September 2012, the Company issued 330,000 shares at a price of $0.001 per share for cash of $330.

In January 2013, the company issued 2,000,000 common shares for proceeds of $20,000.

In August 2013, the Company issued 1,578,000 common shares for proceeds of $15,187.

In September 2013, the Company issued 12,000 shares for proceeds of $1,200.

In November 2013, the Company issued 1,000,000 shares for proceeds of $20,000.

NOTE 5- INCOME TAXES

The Company follows Accounting Standards Codification 740, Accounting for Income Taxes.

36

The Company did not have taxable income for the period from inception (March 26, 2012) through December 31, 2013. The Company’s deferred tax assets consisted of the following as of December 31:

	2013	2012

Net operating losses carried forward	$60,530	$25,998
Valuation allowance	(60,530)	(25,998)

Net deferred income tax asset	-	-

The Company has net operating losses carried forward of $172,944 available to offset taxable income in future years which begins expiring in 2023.

NOTE 6- RELATED PARTY TRANSACTIONS

During the year ended December 31, 2013 and 2012 fees of $31,550 and $44,800 for consulting services were paid to our CEO. As of December 31, 2013, $11,417 was due to related parties for services and expenses paid on behalf of the Company.

The Company engaged HP Accounting to provide accounting services to the Company. Bob Bates, the Company’s interim Chief Financial Officer and director, is a shareholder of HP Accounting. In 2013 it billed $3,500.

NOTE 7 - LOAN PAYABLE TO SHAREHOLDER

A shareholder loaned the company $3,750 in December 2013. There are no specific terms of repayment.

NOTE 8 - EQUITY LINE

On July 29, 2013, the Company entered into a reserve equity financing agreement (the “Financing Agreement”) with AGS Capital Group, LLC, (“AGS”).  Pursuant to the Financing Agreement, the Company has the right, but not the obligation, to issue $25,000,000 of the Company’s common stock to AGS over the course of 3 years. AGS has indicated that once the Company’s stock starts trading they would loan funds under the agreement.   For each advance, the Company may issue an amount of stock equal to $250,000. Such advance will not exceed more than 200% of the average daily trading volume for the previous 10 trading days. The purchase price of the shares shall be set at ninety-one percent (91%) of the lowest of the best closing bid prices of the stock during the fifteen consecutive weekday trading days immediately after the date on which the Company provides an advance notice.

As of December 31, 2013, no shares have been issued under this agreement.

NOTE 9 - SUBSEQUENT EVENTS

In January 2014, the Company issued 240,000 shares to investors for $6,000 at a price of $0.025 per share.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

Orion Financial Group, Inc. (the “Company” or “Orion”) was incorporated in the State of Wyoming on March 26, 2012. Orion provides strategic consulting services to companies requiring advice in the area of corporate growth strategies. Additionally, the Company provides financing alternatives to executives that seek to purchase (buy-side), divest (sell-side), or recapitalize their public or private company. More specifically, the Company intends to provide consulting services across industry sectors to companies that have revenues between $2.5 million and $100 million.

Under the leadership of a seasoned management team, Orion intends to develop its consulting business segment, as well as, identify and evaluate potential acquisitions that will allow the Company to provide better all-around support. Orion has invested considerable time and resources in the development of its services and products.

Plan of Operations-summary

We are currently a development stage company. We intend to establish business relations throughout various industries that will allow the Company to provide the following services: (1) corporate financial consulting (2) mergers and acquisitions assistance (3) due diligence resources. Additionally, we will reach out to various companies through marketing services to find suitable clients and approach other entities to engage in strategic partnerships or acquisitions.

We will need additional financing to establish business relations and develop our business plan. We believe we will need approximately $4,000,000 to implement our business plan over the next 12 months. Depending on the amount of funding received, the following are projected accomplishments of the company:

1) Marketing plan to advertise our services: 3-6 months after funding

2) Hiring of 2-5 senior financial professionals/consultants 3-6 months after funding

If we do not receive sufficient funding to implement the above, then we will scale back in each area proportionally.

We intend to fund our plan of operations with the proceeds from our investment agreement with AGS Capital Group, LLC. If we are unable to raise sufficient funds to pursue these objectives, we may engage in additional debt or equity financings during fiscal 2014.  However, the Company cannot make any guarantee that it will be successful in obtaining funds from the previously mentioned AGS investment agreement, nor any additional financing or that the terms will be favorable to the Company.

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Results of Operations

For the quarter ended March 31, 2014 and March 31, 2013

Revenues: Revenues for the quarter ended March 31, 2014 and 2013 were $0.

Cost of Revenue: Cost of revenue for the quarter ended March 31, 2014 and 2013 were $0.

SG&A Expenses : SG&A Expense for the quarter ended March 31, 2013 and March 31, 2014, respectively, increased from $19,424 to $30,349, which was primarily attributable to professional fees.

Total Expenses : Total expenses for the quarter ended March 31, 2013 and March 31, 2014, respectively, increased from $19,424 to $30,349, which was primarily attributable to professional fees.

Net Loss : We incurred a net loss for the quarter ended March 31, 2013 and March 31, 2014, respectively, which increased from $19,424 to $30,349, which was primarily attributable to professional fees.

Inception (March 26, 2012) Through December 31, 2013.

Revenues:  Revenues since inception through the December 31, 2013 were $0.

Cost of Revenue : Cost of Revenues since inception through December 31, 2013 was $0.

SG&A Expenses : SG&A Expense from inception through December 31, 2013 were $172,944, which was primarily attributable to professional fees.

Total Expenses : Total expenses from inception through December 31, 2013 were $172,944 which was primarily attributable to professional fees.

Net Loss : We incurred a net loss of $(172,944) from inception through December 31, 2013, which was primarily attributable to general and administrative expenses.

Inception (March 26, 2012) Through December 31, 2012.

Revenues:  Revenues since inception through the December 31, 2012 were $0.

Cost of Revenue: Cost of Revenues since inception through December 31, 2012 was $0.

Gross Profit: Gross Profit since inception through December 31, 2012 was $0.

SG&A Expenses: SG&A Expense since inception through December 31, 2012 were $74,279, which was primarily attributable to professional fee payments.

Capital Resources and Liquidity

As of March 31, 2014, we had cash and cash equivalents of approximately $20,691. The following section provides a summary of our net cash flows from operating, investing, and financing activities. We have historically financed our operations primarily through net cash flow from operations and shareholder investment. Management estimates that approximately $100,000 will be required annually to finance the Company's current operations of executing its business plan. The Company may require funds of up to $4,000,000 to finance its plan of operations. Funds required to finance the Company's plan of operations are expected to come from its offering, or from additional debt or equity financings during fiscal 2014 until such time as our revenues exceed expenses. It is expected to take longer than 12 months to reach this break-even position. The Company cannot make any guarantee that it will be successful in obtaining any additional financing or that the terms will be favorable to the Company

Net cash used by operating activities was $171,876 from inception through March 31, 2014 which was primarily attributable to the operating loss.

Net cash flow from investing activities was $0 from inception through March 31, 2014.

Net cash flow from financing activities was $192,567 from inception through March 31, 2014.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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Management Consideration of Alternative Business Strategies

In order to continue to protect and increase shareholder value management believes that it may, from time to time, consider alternative management strategies to create value for the company or additional revenues.  Strategies to be reviewed may include acquisitions; roll-ups; strategic alliances; joint ventures on large projects; and/or mergers.

Management will only consider these options where it believes the result would be to increase shareholder value while continuing the viability of the company.

Critical Accounting Policies

The Company’s significant accounting policies are presented in the Company’s notes to financial statements for the period ended December 31, 2013 which are contained in this filing. The significant accounting policies that are most critical and aid in fully understanding and evaluating the reported financial results include the following:

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant effect on its financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of June 4, 2014.

Name	Age	Position
Kenneth Green	54	President, Secretary, Treasurer and Director
Mark Corrao	56	Chief Operating Officer
Bob Bates	45	Interim Chief Financial Officer and Director
Deborah Salerno	60	Senior Vice President of M & A Advisory, and Merchant Banking Operations
Lincoln Ong	51	Director

Kenneth Green, has served as President, Secretary, Treasurer, and Director of the Company since March 26, 2012.Mr. Green was the President of Catalyst Financial Group, Inc., a business incubation firm, from 2009 to 2010 . At Catalyst Financial Group, Inc., liquidated on September 24, 2010, Mr. Green has served as a management consultant specializing in marketing, sales, business analysis, organizational management, information systems implementation, consumer product marketing promotions, consumer trade shows, and identifying strategic alliances. From 2007 to 2008, Mr. Green was President of Catalyst Ventures until its sale to Worldvest. Mr. Green’s brings to the Company’s management and board of directors experience in the areas of identifying potential acquisition targets and planning and strategizing corporate growth. Mr. Green has a Master’s Degree in Business Administration from the University of Phoenix. Mr. Green’s brings to the Company’s management and board of directors experience in the areas of identifying potential acquisition targets and planning and strategizing corporate growth.

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Mark Corrao, has served as the Chief Operating Officer of the Company sinceJune 1, 2014. He is a partner in The Mariner Group, an international outsourced public accounting firm that services middle market companies that are either publicly traded, or on track to become publicly traded. Prior to joining the Mariner Group as a Partner Mr. Corrao was the Chief Financial Officer for Business Efficiency Experts (BEE), a Long Island consulting firm specializing in outsourced CFO services and SEC regulatory compliance services. Mr. Corrao for ten years prior to BEE was the CFO and Chief Accounting Officer for StrikeForce Technologies a software company specializing in the prevention of identity theft and computer protection. Mr. Corrao brings to the group over thirty years of experience in the public accounting arena specializing in certified auditing, SEC accounting, corporate taxation, financial planning and fund raising. His tenure in accounting included being a partner in a Connecticut CPA firm for several years. Mr. Corrao’s background also includes numerous years on Wall Street with such prestigious firms as Merrill Lynch, Spear Leeds & Kellogg and Greenfield Arbitrage Partners. While on Wall Street and during his career, Mr. Corrao was involved in numerous IPO’s and reverse mergers and has been a guiding influence in several startup companies. Mr. Corrao earned a Bachelor of Science in Public Accounting from City University of New York, Brooklyn College.

Bob Bates, has served as the interim Chief Financial Officer and Director of the Company since November 7, 2012. He was the Chief Financial Officer of Inova Technology (INVA.OB) from 2006 to 2013. He is CFO of Xumanii International Holdings Corp. and GTO Resources. Mr. Bates was CFO and Director of Catalyst Financial Group from 2009 to 2011. Mr. Bates received a BS from Bucknell University and is a CPA, CVA and CFE with 25 years experience as a Controller and CFO for various public and private entities in several countries and worked with KPMG. His experience in the areas of SEC financial reporting, specifically in consolidation accounting, small business valuation and accounting experience in debt and acquisition accounting make him a strong director and accounting officer.

Deborah Salerno, has served as the Senior Vice President of M&A Advisory and Merchant Banking Operations since June 1, 2014. Ms. Salerno has over 30 years of experience in the securities industry ranging from portfolio management focusing on new issues, deal structuring for small and microcap companies to syndicate manager. Prior to joining Orion’s merchant banking effort, she established the Investment Banking division of Benjamin & Jerold Brokerage I, LLC, Sisal Financial Group. In October of 2009, she joined Global Arena Capital Corp. as a member of the banking department to exploit her experience in reverse mergers. Ms. Salerno is the managing director of Horizon Capital Fund, which was founded in late 2004 to invest in reverse merger and PIPE transactions for small and micro cap companies.

Concurrently, she has been the managing director of DAS Consulting LLC, founded in 1987, specializing in corporate finance consulting services for public and non-public entities seeking access to the capital markets via reverse merger and PIPE transactions. As a pioneer in the Reverse Merger market, She has been a principal in the formation of dozens of Form 10 “virgin” shell companies and also served as an officer and director of “blind pool/blank check” public (shell) companies, each of which were successfully merged with, or acquired by, operating businesses. Prior to DAS Consulting, she was founder and partner of Magna Securities (later to become Wellshire Securities), a New York headquartered broker-dealer with branch offices in several Florida locations, offering investment banking advisement to companies looking to enter the capital markets Earlier, as Syndicate Manager at Yves Hentic & Co., she managed 15 new issue and secondary offerings and through her connections, secured invitations to facilitate the firm’s participation in more than 50 other syndicated offerings.

Previously, Ms. Salerno was a principal with Bodkin Securities, a firm specializing in risk arbitrage, where she traded equities and options for all the firm’s institutional clients. Ms. Salerno earned a Bachelor of Science in Business Administration, from Pace University, and a Continuing Education Certificate in Business, Finance, and Financial Management Services from Tulane University, A.B. Freeman School of Business. Ms. Salerno has held Series 7, 63 and 79 Registrations.

Lincoln Ong , has served as Director of the Company since November 7, 2012. He has worked as a Systems Programmer, System Software Developer and Systems Engineer and for High Wire Press since 2001. He earned his BS at San Francisco State University. Mr. Ong’s experience in improving operations/business processes/infrastructure provides the Company with a knowledge basis as it continues to improve its cost structure. These experiences of improving cost structure and business process are essential for Orion.

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Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

Family Relationships

There are no family relationships among any of our officers or directors.

Employment Agreements

We do not have any employment agreements with any of our officers.

Involvement in Certain Legal Proceedings

Certain conditions may exist as of the date the financial statements are issued. These conditions may result in a future loss to us but which will only be resolved when one or more future events occur or fail to occur. We and our legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, our legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence - Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to directors/officers for all services rendered in all capacities to us in since inception to December 31, 2013.  These executive officers are referred to as the “named executive officers” throughout this report.

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Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers since inception to December 31, 2013.

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards	Non-Qualified Deferred Compensation Earnings	All Other Compensation		Totals ($)

Kenneth Green	2012	0	0	0	0	0	30,000	(1)	30,000
Bob Bates	2012	0	0	0	0	0	3,000	(2)	3,000
Kenneth Green	2013	0	0	0	0	0	31,500	(1)	31,500
Bob Bates	2013	0	0	0	0	0	3,500	(2)	3,500

(1)	Kenneth Green was paid $31,550 as of December 31, 2013 for his services rendered.

(2)	Pursuant to the Company’s contract with HP Accounting, Bob Bates was paid, through HP Accounting, $3,500 for his services.

Employment Agreements

We do not have any employment agreements with any of our officers.

Compensation of Directors

Our directors receive no compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 4, 2014 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Name of Beneficial Owner and Address (1)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock (2)	Percent of Preferred Stock (8)
5% Shareholders
Pegasus Motorsports, LLLP (3)	11,000,000	13.81%
Catalyst Holding Group, LLLP (4)	50,010,000	62.97%	55%
Directors and Executive Officers
Kenneth Green (5)	62,010,000	77.85%	55%
Bob Bates (6)	680,000	1.14%	-
Lincoln Ong (7)	5,006,800	6.29%	22%
Mark Corrao			11%
Deborah Salerno			11%

All directors and officers as a group (3 people)	67,696,800	84.94%	100%

(1) Unless otherwise, noted, the address of each beneficial owner is c/o Orion Financial Group, Incorporated, 1739 Creekstone Circle, San Jose, CA 95133.

(2) Based on 79,651,305 shares of common stock issued and outstanding as of June 4, 2014.

(3) The beneficial owner of Pegasus Motorsports, LLP is Kenneth Green.

(4) The beneficial owner of Catalyst Group Holdings, LLP is Kenneth Green.

(5) Owned via Pegasus Motorsports, LLP, The Orion Fund 501(c)(3), and Catalyst Group Holdings, LLLP.

(6) Owned via HP Accounting, 1819 Polk St. #314 San Francisco, CA 94109. Bob Bates is the controlling shareholder of HP Accounting.

(7) Owned via Orsus, LLLP, PO Box 60667, Palo Alto, CA 94306. Lincoln Ong is the controlling shareholder of Orsus, LLLP.

(8) There are nine shares of the Series A Preferred Stock issued and outstanding.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

Except as set forth below, since January 1, 2012, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or will be a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years; and in which any director, executive officer, other stockholders of more than 5% of the Company’s Common Stock or any member of their immediate family had or will have a direct or indirect material interest.

The Company engaged HP Accounting to provide accounting services to the Company. Bob Bates, the Company’s interim Chief Financial Officer and director, is the controlling owner of HP Accounting. HP Accounting required a $1,500 retainer for the first 15 hours of work at a rate of $100 per hour. In 2013 so far it has billed $3350.

During the quarter ended March 31, 2014, fees of $12,600 for consulting services were paid to our CEO. As of March 31, 2014, $16,417 was due to related parties for services and expenses paid on behalf of the Company and another $21,750 was due to a shareholder for demand loans of which $18,000 was borrowed in the three months ended March 31, 2014.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Wyoming corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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1,900,000 SHARES OF COMMON STOCK

ORION FINANCIAL GROUP INCORPORATED

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is [             ] __, 2014

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PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee		$269.19
Transfer Agent Fees	$
Accounting fees and expenses		$1,500
Legal fees and expense		$15,000
Blue Sky fees and expenses	$
Miscellaneous	$
Total		$16,679.19

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the initial shareholders. The initial shareholders, however, will pay any other expenses incurred in initial their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Wyoming corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

In July 2012, the Company issued 56,164,350 shares of common stock to its founders. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (“Act”). These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The shares were issued for services rendered. The following table lists our founders and the shares issued to them in connection with the Company’s incorporation.

Name	Shares
Gail D. Munter, LLLP	1,014,950
Jeffrey R. Crowe	432,600
Orsus, LLLP	1,006,800
HP Accounting Svcs., Inc.	680,000
Ken Green (and related entities)	53,010,000

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In August 2012, the Company issued 1,044,045 shares of common stock to Rowton LLP for an aggregate amount of $86,000 at a price of $0.082 per share. Ronald Rowton has voting control over Rowton LLP. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (“Act”). These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering.

In October 2012, the Company issued 330,000 shares of common stock to 33 investors, 27 non-accredited investors and 6 accredited investors, at an offering price of $0.001 per share. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)	At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)	Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

In January 2013, the Company sold 2,000,000 shares to two accredited investor for an aggregate amount of $20,000 at a price of $0.01 per share. These shares were issued in reliance on the exemption under Section 4(2) since the issuance did involve a public offering.

On July 29, 2013, we entered into the AGS Agreement. Pursuant to the AGS Agreement, the Company has the right, but not the obligation, to issue $25,000,000 of the Company’s common stock to AGS over the course of 3 years. The Company has full control and discretion over the timing and amount of any shares that they sell to AGS.  For each advance, the Company may issue an amount of stock equal to $250,000. Such advance will not exceed more than 200% of the average daily trading volume for the previous 10 trading days. The purchase price of the shares shall be set at ninety-one percent (91%) of the lowest of the best closing bid prices of the stock during the fifteen consecutive weekday trading days immediately after the date on which the Company provides an advance notice. AGS is irrevocably bound to purchase all of the shares under the AGS Agreement. Upon receipt of an advance, AGS has the obligation to deliver the funds. AGS does not have any discretion on when to deliver the funds or if the funds are to be delivered at all. The Company, at its option, may select a safety net price for any specified advance, below which the Company will not sell shares to AGS under that advance in which case the maximum volume of shares advanced will be reduced pro-rata for any days the stock price trades below such safety net price. The Company shall transfer 200,000 shares of common stock to AGS on the first day that the Company's freely tradable, fully registered and unencumbered common stock becomes publicly traded. AGS’ obligations under the AGS Agreement are not transferable.

In November 2013, the Company issued 1,000,000 shares for proceeds of $20,000 to a non-accredited investor. The shares were issued in reliance on the exemption under Section 4(2) since the issuance did involve a public offering.

During the three months ended March 31, 2014, the company issued 1,320,000 common shares for the proceeds of $28,000. The shares were issued through a private offering to 7 investors. The securities were issued in reliance upon exemptions from registration to section 4(2) of the Securities Act of 1933, as amended and/or Rule 506 promulgated under the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation (1)
3.2	By-Laws(1)
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.
10.1	HP Accounting Services Contract(1)
10.2	Reserve Equity Financing Agreement dated July 29, 2013(2)
10.3	Registration Rights Agreement dated July 29, 2013(2)
23.1	Consent of MaloneBailey, LLP
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)

(1)	Filed as an Exhibit on Form S-1 filed with the Securities and Exchange Commission on November 27, 2012.
(2)	Filed as an Exhibit to the Current Report on Form 8-K with the Securities and Exchange Commission on August 8, 2013.

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 17, 2014.

ORION FINANCIAL GROUP INCORPORATED

By:	/s/Kenneth Green
Kenneth Green
Chief Executive Officer

By:	/s/Bob Bates
Bob Bates
Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Kenneth Green	President, Secretary, and Director	June 17, 2014
Kenneth Green	(principal executive officer)

/s/Lincoln Ong	Director	June 17, 2014
Lincoln Ong

/s/Bob Bates	Interim Chief Financial Officer and Director	June 17, 2014
Bob Bates	(principal financial and accounting officer)

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